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                          [iLinc Communications logo]


                ILINC ANNOUNCES FIRST QUARTER FISCAL 2008 RESULTS

FIRST QUARTER HIGHLIGHTS AND RECENT EVENTS

     o Earned record revenue of $4.1 million, an increase of 14% over same period prior year
     o    Improved profit margin and operating margin
     o    Fifth quarter of profitability out of past seven quarters
     o    Increased cash reserves to $1.7 million
     o    Added new Director with significant Web conferencing experience

PHOENIX, Arizona (July 31, 2007) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and audio conferencing services, today announced results for the first quarter of fiscal year 2008 ended June 30, 2007.

For the three months ended June 30, 2007, total revenue increased 14% to $4.1 million, when compared with revenues of $3.6 million for the same three-month period last year. For the three months ended June 30, 2007, total revenue increased 18%, when compared with the previous quarter ended March 31, 2007.

Income from operations decreased slightly to $477,000, when compared to income from operations of $551,000 for the same three-month period last year. However, income from operations increased $262,000 when compared to income from operations of $215,000 for the previous quarter ended March 31, 2007.

Net income was $78,000 or break-even per basic and diluted share for the three months ended June 30, 2007, a slight decline from $134,000 in net income or break-even per basic and diluted share, for the same three-month period last year. Net income increased 139% for the three months ended June 30, 2007, when compared to a net loss of $199,000 for the previous quarter ended March 31, 2007.

The Company also reported adjusted EBITDA(1) of $674,000 for the three-month period ended June 30, 2007.

"We are very pleased to report increasing revenues and other operational improvements that demonstrate that iLinc has regained its momentum," said James
M. Powers, Jr., President and Chief Executive Officer of iLinc Communications. "The changes to the sales leadership and enhancements to the sales staff that were implemented during the quarter are beginning to produce consistent revenue trends," continued Dr. Powers. "We see a growing pipeline from increased marketing activities that we believe will mature into sales bookings and revenue gains in the coming quarters. Posting our largest sale in the history of iLinc to a Fortune 100 customer this quarter is just one measure we would point to when evaluating the impact of those sales changes.

Supporting that direct sales effort, we added ConferencePlus as a new indirect distribution partner during the quarter and saw meaningful gains from Inter-Tel and our overall indirect channel that bolster our confidence.

Lastly, we released iLinc 9, the most recent version of our award-winning Web conferencing product. With iLinc 9 we add a fully native MAC client, multi-window two-way video and a whole host of feature enhancements to an already rock-solid product. iLinc 9 and our growing indirect channel will help open new doors to customers and partners. We remain confident in the growth plans we established for the 2008 fiscal year and expect continued gains in revenue, net income and adjusted EBITDA," concluded Dr. Powers.

James L. Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "We are pleased to return to quarterly profitability in this first quarter of fiscal 2008. We have achieved profitability in five of the last seven quarters, and this is a trend that we expect to continue as we meet our quarterly expectations and achieve the goals we have established for Fiscal 2008. As high margin software license sales continue to increase, we expect to see improved gross profit and operating margins, resulting in more meaningful net income. In addition, we have continued to strengthen our balance sheet and overall capital structure as well as available operating cash. We remain well-positioned in the marketplace from an operational and financial standpoint to achieve the goals we established for the 2008 fiscal year," concluded Mr. Dunn.


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A Webcast of iLinc Communications' first quarter fiscal 2008 conference call will be hosted live at 11:00 a.m. Eastern time on July 31, 2007. Interested parties may participate in the iLinc online meeting and/or listen to the audio portion via the telephone. To join the live online session and to see the presentation, please go to http://ir.ilinc.com/public/join and follow the login instructions. To hear the audio portion of the meeting, call 1-800-621-2411 and enter pin number 18531610# when prompted. A replay of the event will be available online shortly after the call through the Company's Web site at www.iLinc.com.


CONTACT:          JAMES M. POWERS, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (602) 952-1200

                  JAMES L. DUNN, JR.
                  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                  (602) 952-1200

(1) EXPLANATION OF ADJUSTED EBITDA, A NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to adjusted EBITDA is as follows for the three months ended June 30, 2007 and 2006.

                                                            THREE MONTHS ENDED
                                                                 JUNE 30,
                                                          ----------------------
                                                          2007            2006
                                                              (IN THOUSANDS)

Net income .....................................          $  78           $ 134
Non-cash charges and credits:
Interest expense ...............................            351             401
Financing and late fees ........................             13              16
Warrant expense ................................             21              15
Interest income ................................             (7)             (3)
Stock compensation expense .....................             36              27
Income tax expense .............................             21              --
Depreciation ...................................             66             171
Amortization ...................................             95             117
                                                          -----           -----
       Adjusted EBITDA .........................          $ 674           $ 878
                                                          =====           =====

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. The Company's technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. iLinc provides an award-winning, enterprise-wide suite of Web, audio and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, iLinc gives organizations the power to choose an on-premise installed, on-demand hosted, or hybrid solution--whichever model delivers the highest ROI for the customer. iLinc is headquartered in Phoenix, Arizona with offices in New York and Utah. More information about the Phoenix-based Company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.



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                  ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                                                 JUNE 30,
                                                           --------------------
                                                            2007         2006

Revenues
   Software licenses ....................................  $  1,152    $  1,234
   Subscription and audio services ......................     2,324       1,768
   Maintenance and professional services ................       648         603
                                                           --------    --------
       Total revenues ...................................  $  4,124    $  3,605
                                                           --------    --------

Cost of revenues
   Software licenses ....................................        67          45
   Subscription and audio services ......................     1,002         976
   Maintenance and professional services ................       184         170
   Amortization of acquired developed software ..........        45          67
                                                           --------    --------
       Total cost of revenues ...........................     1,298       1,258
                                                           --------    --------

Gross profit ............................................     2,826       2,347
                                                           --------    --------

 Operating expenses
   Research and development .............................       385         304
   Sales and marketing ..................................     1,252         858
   General and administrative ...........................       712         634
                                                           --------    --------
       Total operating expenses .........................     2,349       1,796
                                                           --------    --------

Income from operations ..................................       477         551

   Interest expense .....................................      (270)       (251)
   Amortization of beneficial debt conversion ...........       (81)       (150)
                                                           --------    --------
       Total interest expense ...........................      (351)       (401)
   Interest income (charges)  and other .................       (27)        (27)
                                                           --------    --------
   Income from continuing operations before income taxes         99         123

   Income taxes .........................................       (21)         --
                                                           --------    --------

   Income from continuing operations ....................        78         123
   Income from discontinued operations ..................        --          11
                                                           --------    --------
 Net income .............................................        78         134

   Series A and B preferred stock dividends .............       (35)        (39)
                                                           --------    --------
 Income available to common shareholders ................  $     43    $     95
                                                           --------    --------
 Income per common share, basic and diluted
   From continuing operations ...........................  $     --    $     --
   From discontinued operations .........................        --          --
                                                           --------    --------
       Income per common share ..........................  $     --    $     --
                                                           --------    --------

Number of shares used in calculation of income per share:
    Basic ...............................................    33,585      28,818
                                                           ========    ========
    Diluted .............................................    34,343      28,944
                                                           ========    ========


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                              ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                              (UNAUDITED)
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                 JUNE 30,    MARCH 31,
                                                                                   2007        2007
                                                                                 --------    --------
ASSETS
Current assets:
   Cash and cash equivalents .................................................   $  1,174    $  1,057
   Certificates of deposit and marketable securities .........................        510         504
   Accounts receivable, net of allowance for doubtful accounts of
     $127 and $117, at June 30, 2007 and March 31, 2007, respectively ........      2,970       2,530
   Note receivable ...........................................................         --          14
   Prepaid and other current assets ..........................................        753         766
                                                                                 --------    --------
     Total current assets ....................................................      5,407       4,871

Property and equipment, net ..................................................        732         691
Goodwill .....................................................................     11,206      11,206
Intangible assets, net .......................................................      1,694       1,556
Other assets .................................................................         14          14
                                                                                 --------    --------
     Total assets ............................................................   $ 19,053    $ 18,338
                                                                                 ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt .........................................   $    130    $    143
   Accounts payable trade ....................................................      1,237       1,169
   Accrued liabilities .......................................................      1,323       1,119
   Current portion of capital lease liabilities ..............................         73          45
   Deferred revenue ..........................................................      1,724       1,483
                                                                                 --------    --------
     Total current liabilities ...............................................      4,487       3,959

Long term debt, less current maturities, net of discount and beneficial conversion feature of $942 and $993, at June 30, 2007 and March 31, 2007,
  respectively ...............................................................      7,439       7,406
Capital lease liabilities, less current maturities ...........................        257         223
Deferred tax liability .......................................................        320         299
                                                                                 --------    --------
     Total liabilities .......................................................     12,503      11,887
                                                                                 --------    --------

SHAREHOLDERS' EQUITY:
 Preferred stock, $.001 par value 10,000,000 shares authorized, Series A,
   115,000 shares issued and outstanding, liquidation preference of $1,150,000 and Series B, 59,500 shares issued and outstanding, liquidation
   preference of $595,000 ....................................................         --          --
Common stock, $.001 par value 100,000,000 shares authorized, 35,017,843 and
   28,923,168 issued at June 30, 2007 and March 31, 2007, respectively .......         35          35
   Additional paid-in capital ................................................     46,670      46,614
   Accumulated deficit .......................................................    (38,747)    (38,790)
   Less:  1,432,412 treasury shares at cost ..................................     (1,408)     (1,408)
                                                                                 --------    --------
     Total shareholders' equity ..............................................      6,550       6,451
                                                                                 --------    --------

     Total liabilities and shareholders' equity ..............................   $ 19,053    $ 18,338
                                                                                 ========    ========

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